Exhibit 99.1
Foghorn Therapeutics Appoints Neil Gallagher and Stuart Duty to its Board of Directors
CAMBRIDGE, Mass. -- (GLOBE NEWSWIRE) – May 1, 2025 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today announced the election of Neil Gallagher, M.D., Ph.D., and Stuart Duty, to its Board of Directors.

“Neil and Stuart are experienced leaders with decades of deep and multifaceted understanding of the biotechnology industry,” said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “We are pleased to welcome them to our Board of Directors and will leverage their strategic insights as we further advance our pipeline.”

Dr. Gallagher added, “Foghorn is poised to successfully develop multiple highly selective therapies against challenging targets implicated in different cancers. I look forward to working with the Board of Directors and the management team to help shape the Foghorn pipeline, which has the strong potential to address unmet needs and change treatment paradigms for multiple types of cancers.”

Mr. Duty added, “I am impressed with Foghorn’s sophisticated and proven small molecule development capabilities and, particularly, their leadership in pioneering selective protein degradation. I am excited to join the Board of Directors at this important time and help maximize Foghorn’s clinical and preclinical pipeline.”

About Neil Gallagher, M.D., Ph.D.

Dr. Gallagher has over 20 years of experience at pharmaceutical and biopharmaceutical organizations leading drug development programs across several therapeutic areas, including oncology. Currently he serves as the President, Head of Research and Development at Syndax Pharmaceuticals. Prior to that he held clinical development roles at AbbVie including serving as the Chief Medical Officer, Vice President, Head of Development. Dr. Gallagher also held development positions at Amgen, spent a decade at Novartis Oncology, and earlier in his career held roles at AstraZeneca and Astex Therapeutics. He also serves on the Board of Directors of Zymeworks and as an advisor to the Board of Nouscom. Dr. Gallagher completed his fellowship in gynecological oncology at the Institute for Cancer Studies, University of Birmingham, UK, and received his medical degree from Trinity College, Dublin.

About Stuart Duty

Stuart Duty brings over 30 years of experience in finance and investment banking in biotechnology and specialty pharmaceuticals. Most recently, he served as a Senior Managing Director at Guggenheim Securities, LLC where he advised senior executives and boards on a range of financing activities and strategic transactions. Previously, he held senior roles at Piper Jaffray and Montgomery Securities and held operating roles at Oracle Partners and Curative Technologies. Mr. Duty currently serves on the Board of Directors of Achieve Life Sciences, EyePoint Pharmaceuticals and Milestone Pharmaceuticals. Mr. Duty holds a B.A. in biochemistry from Occidental College and an M.B.A. from Harvard Business School.

About Foghorn Therapeutics

Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s clinical trials, product candidates and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:

Karin Hellsvik, Foghorn Therapeutics Inc.
khellsvik@foghorntx.com